Exhibit 1.2

ACRES Commercial Realty Corp.

2,220,000 Shares of 8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock

Placement Agency Agreement

August 10, 2026

Seaport Global Securities LLC

360 Madison Ave 22nd Floor

New York, NY 10017

Ladies and Gentlemen:

ACRES Commercial Realty Corp., a Maryland corporation (the “Company”), is offering, pursuant to the terms of this Placement Agency Agreement (this “Agreement”) and the Registration Statement (as hereinafter defined), an aggregate of up to 2,220,000 shares (the “Shares”) of its 8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock, $0.001 par value per share (the “Series C Preferred Stock”), at the offering price per share of $23.75, for an aggregate offering amount of approximately $52,725,000 (the “Offering”). The Shares are more fully described in the Registration Statement (as hereinafter defined).

The Company has previously issued shares of Series C Preferred Stock and as of the date hereof and before giving effect to the transactions contemplated by this Agreement, there are 4,800,000 shares of Series C Preferred Stock issued and outstanding (the “Outstanding Shares”). The Shares and the Outstanding Shares will be treated as a single class of equity securities and the Shares will have the same CUSIP and terms as the Outstanding Shares in all respects (other than the issue date and issue price).

The Company hereby confirms its agreement, on the terms and subject to the conditions set forth herein, to retain Seaport Global Securities LLC as placement agent (the “Placement Agent”) to assist the Company in offering and selling the Shares, as follows:

1.
Registration Statement. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-278433) including a related prospectus, for the registration of certain securities (the “Shelf Securities”), including the Shares, under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations thereunder (the “Securities Act Regulations”). The registration statement has been declared effective under the Securities Act by the Commission. The “Registration Statement,” as of any time, means such registration statement as amended by any post-effective amendments thereto filed with the Commission as of such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430A (“Rule 430A”) or Rule 430B under the Securities Act Regulations (“Rule 430B”); provided, however, that the

“Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of such registration statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430A or Rule 430B. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The prospectus covering the Shelf Securities in the form first used to confirm sales of the Shares (or in the form first made available to the Placement Agent by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically related to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Placement Agent by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), is hereinafter referred to, collectively, as the “Prospectus”, and the term “Preliminary Prospectus” means any preliminary form of the Prospectus, including any preliminary prospectus supplement specifically related to the Shares filed with the Commission by the Company with the consent of the Placement Agent.

At or prior to the Applicable Time (as defined below), the Company has or will have prepared the following information (collectively with the pricing information set forth on Schedule 1, the “General Disclosure Package”): the Registration Statement, Preliminary Prospectus, filed with the Commission on August 6, 2026, each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule 1 hereto, and any Issuer Permitted Free Writing Prospectus (if applicable).

“Applicable Time” means 5:00 P.M., Eastern time, on August 10, 2026.

2.
Appointment of Placement Agent and Purchase of Shares. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:
(a)
Seaport Global Securities LLC is hereby appointed as the Placement Agent for the Offering. The Placement Agent shall not be deemed an agent of the Company for any other purpose by virtue of this Agreement. The appointment and authorization of the Placement Agent hereunder shall expire on the Closing of the Offering, unless extended in writing by the Company and the Placement Agent. Either the Company or the Placement Agent may terminate this Agreement, with or without cause, upon delivery of 15 days’ prior written notice to the other party. This Agreement may be terminated at any time prior to the Closing Date by the Placement Agent by notifying the Company at any time at or before the Closing Date in the reasonable discretion of the Placement Agent if: (i) the United States engages in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (ii) trading in the Shares or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., the NYSE American or the Nasdaq Stock Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; or (iii) a general moratorium on banking activities has been declared by any Federal or Maryland state authority; or (iv) in the good faith and reasonable judgment of the Placement Agent, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package and the Prospectus, a material adverse change in the financial condition, earnings or business affairs of the Company considered as a whole.
(b)
On the terms and subject to the conditions set forth herein, the Placement Agent will utilize their “reasonable best efforts” to solicit investments from potential purchasers (each, individually a “Purchaser” and collectively, the “Purchasers”) for the Offering.
(c)
Subject to the performance by the Company of all of its obligations to be performed under this Agreement and to the completeness and accuracy of all representations and warranties of the Company contained in this Agreement, the Placement Agent hereby accepts such agency and agrees to use its reasonable best efforts to assist the Company in finding potential Purchasers pursuant to the Offering. The Company acknowledges and agrees that the Placement Agent’s engagement hereunder is not an agreement by the Placement Agent or any of its affiliates to underwrite or purchase any securities or otherwise provide any financing. It is understood that the Placement Agent does not have any commitment or obligation to sell or purchase any of the Shares. No provision of this Agreement shall require the Placement Agent to expend or risk its own funds or incur any financial liability on behalf of any offeree or Purchaser of the Shares or otherwise.
(d)
Each prospective Purchaser agreeing to purchase Shares shall be required to deliver, among other things, an executed subscription offer form (the “Subscription Offer Form”). The Company shall make available to each prospective Purchaser, at a reasonable time prior to the purchase of Shares, the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the Offering. The Company will provide Purchasers the opportunity to obtain additional information necessary to verify the accuracy of the disclosure delivered in connection with the purchase of the Shares to the extent it possesses such information or can acquire it without unreasonable effort or expense. After the prospective Purchasers have had an opportunity to review all documents delivered in connection with the offer of the Shares and to address all inquiries, as appropriate, to the Company and the Placement Agent, a separate Subscription Offer Form shall be completed by each prospective Purchaser. The Company shall have the right to reject any investment in whole or in part, in the Company’s sole discretion.
(e)
Investments shall be evidenced by the execution by each Purchaser of a Subscription Offer Form. No Subscription Offer Form shall be effective unless and until it is accepted by the Company. The Placement Agent shall not have any independent obligation to verify the accuracy or completeness of any information contained in any Subscription Offer Form or the authenticity, sufficiency, or validity of any check or other payment delivered by any prospective Purchaser in payment for Shares nor shall the Placement Agent incur any liability with respect to any such verification or failure to verify.

3.
Representations and Warranties of the Company. The Company represents and warrants to the Placement Agent as of the date hereof, and as of the Closing Date, that:
(a)
Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act and the Shares have been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement and any post-effective amendments thereto have been declared effective under the 1933 Act, any Rule 462(b) Registration Statement has become effective under the Securities Act or will become effective under the Securities Act not later than 8:00 a.m. (New York City time) on the business day immediately after the date of this Agreement, and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Registration Statement was initially filed with the Commission on April 1, 2024.
(b)
Registration Statement, Prospectus and Disclosure at Time of Sale. At the respective times that the Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing were declared or became effective, as the case may be, and at the Closing Date, the Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b), at the Closing Date, as of the Applicable Time, as of each time prior to the Closing Date that an investor agrees (orally or in writing) to purchase or, if applicable, reconfirms (orally or in writing) an agreement to purchase any securities from the Placement Agent, and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Shares (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), none of the General Disclosure Package, the Prospectus nor any amendments or supplements thereto, considered together as a whole, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, or delivered to the Placement Agent for use in connection with the offering of the Shares, complied when so filed or when so delivered, as the case may be, in all material respects with the Securities Act and the Securities Act Regulations.

Each Issuer Free Writing Prospectus (defined below) does not include any information that conflicts with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus that has not been superseded or modified.

The representations and warranties in the preceding paragraphs of this Section 3(b) do not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any the foregoing made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use therein, which, for purposes of this Agreement, the Company and the Placement Agent hereby acknowledge and agree that such information is limited to the information set forth under the heading “Plan of Distribution” in the Prospectus.

At the respective times that the Registration Statement, any Rule 462(b) Registration Statement or any amendment to any of the foregoing were filed, as of the earliest time after the filing of the Registration Statement that the Company or any other offering participant made a bona fide offer of the Shares within the meaning of Rule 164(h)(2), and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments to any of the foregoing and the copies of each Preliminary Prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Placement Agent in connection with the offering of the Shares (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Placement Agent, and any similar terms, include, without limitation, electronic delivery.

(c)
Testing-the-Waters Materials. The Company (i) has not engaged in any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act (“Testing-the-Waters Communications”) and (ii) has not authorized anyone to engage in Testing-the-Waters Communications.
(d)
Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as Amended (the “Exchange Act”) and the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”), as applicable, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(e)
Independent Accountants. Grant Thornton LLP, Ernst & Young LLP and PricewaterhouseCoopers LLP, the accountants who reviewed and/or certified the financial statements and any supporting schedules incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the Securities Act, the Securities Act Regulations and the Public Company Accounting Oversight Board (United States).
(f)
Financial Statements. The financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply as to form in all material respects with all applicable accounting requirements under the Securities Act and the Securities Act Regulations, or the Exchange Act and the Exchange Act Regulations, as applicable. The supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein in all material respects. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable.
(g)
No Material Adverse Change in Business. Except as otherwise disclosed therein, since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or other), results of operations, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (B) neither the Company nor any of its subsidiaries has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree which could reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), results of operations, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (in any such case, a “Material Adverse Effect”), and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
(h)
Good Standing of the Company. The Company (i) has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland; (ii) has power and authority to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and (iii) is duly qualified as a foreign corporation to transact business and is in good standing (to the extent such concept exists in the applicable jurisdiction) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in cases of clauses (ii) and (iii), where the failure to have such power and authority or to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(i)
Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) (i) has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization; (ii) has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package or the Prospectus; and (iii) is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing (to the extent such concept exists in the applicable jurisdiction) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in the cases of clauses (ii) and (iii), where the failure to have such power and authority or to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of each such subsidiary that is a corporation, all of the issued and outstanding partnership interests of each such subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (collectively, a “Lien”); and none of the issued and outstanding shares of capital stock of any such subsidiary that is a corporation, none of the issued and outstanding partnership interests of any such subsidiary that is a limited or general partnership, and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any such subsidiary that is a limited liability company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person.
(j)
Capitalization. The Company has an authorized capitalization as set forth in the General Disclosure Package and the Prospectus, and the shares of issued and outstanding capital stock of the Company have been, and as of the Closing Date will be, duly authorized and validly issued and are, and will be, fully paid and nonassessable and were, and will be, issued in compliance with all applicable foreign, state and federal securities and “blue-sky” laws; and none of the outstanding shares of capital stock of the Company was, and will be, issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person. The Company does not have any outstanding debt securities or preferred equity securities (other than the 5.75% Senior Notes due 2026) that are rated by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act).

(k)
Authorization of Agreements. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder (including the issuance and sale of the Shares and the use of proceeds from the sale of the Shares as described in General Disclosure Package and the Prospectus under the caption “Use of Proceeds” and any issuance of the Conversion Securities), and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly taken. The amendment to the Company’s charter setting forth the terms of the Series C Preferred Stock (as amended, the “Articles Supplementary”) was duly authorized, executed and filed by the Company with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”).
(l)
Authorization of Securities. The Shares to be sold by the Company under this Agreement have been duly authorized for issuance and sale to purchasers in the Offering and when issued and delivered by the Company upon receipt of payment therefor, will be validly issued, fully paid and nonassessable; and, to the knowledge of the Company, the issuance and sale of the Shares to be sold by the Company under this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person. The shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) initially issuable upon conversion of the Shares (the “Conversion Securities”) have been duly authorized and, when issued upon conversion of the Shares in accordance with the terms of the Articles Supplementary, will be validly issued, fully paid and nonassessable and will be issued in compliance with all applicable foreign, state and federal securities and “blue-sky” laws; and will not be issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person. The board of directors of the Company has duly and validly reserved such Conversion Securities for issuance upon conversion of the Shares.
(m)
Description of Capital Stock. Each of the Series C Preferred Stock and the Conversion Securities conforms in all material respects to the statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(n)
Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, certificate of incorporation or formation and bylaws or operating agreement or equivalent governing documents (the “Organizational Documents”) or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in; (a) all subject instruments filed as exhibits to the Registration Statement and (b) all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, hedging agreements, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (collectively, “Company Documents”), except in the case of clause (ii), for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations under this Agreement do not and will not, conflict with or constitute a breach of, or default, termination event or repayment event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Company Documents, except for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the Organizational Documents of the Company or any of its subsidiaries or (ii) except as would not reasonably be expected to result in a Material Adverse Effect, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations. No event of default or default with notice and/or lapse of time that would constitute an event of default in respect of the Shares has occurred or is continuing.
(o)
Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement, the Prospectus (other than as disclosed therein), or which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(p)
Accuracy of Descriptions and Exhibits. The information in the Registration Statement under the caption “Description of Common Stock and Preferred Stock” and “Tax Considerations” and the information in the Prospectus under the captions “Description of the Series C Preferred Stock,” “Description of Common Stock and Preferred Stock” and “Tax Considerations” and the information in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 under the captions “Item 3. Legal Proceedings” and “Item 13. Certain Relationships and Related Transactions and Director Independence”, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s charter or bylaws or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of any other Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement, the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.
(q)
Intellectual Property. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) the Company and its subsidiaries own and possess or have valid and enforceable licenses to use, all patents, patent rights, patent applications, licenses, copyrights, inventions, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (collectively, “Intellectual Property”) that is described in the Registration Statement, the General Disclosure Package or the Prospectus or that is necessary for the conduct of their respective businesses as currently conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus; (ii) neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with rights of others with respect to any Intellectual Property; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to any such Intellectual Property, or challenging the validity, enforceability or scope of any such Intellectual Property, or asserting that the Company or any subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the General Disclosure Package or the Prospectus, infringe or violate, any Intellectual Property of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; and (iv) the Company and its subsidiaries have complied with the terms of each agreement pursuant to which any Intellectual Property has been licensed to the Company or any subsidiary, all such agreements are in full force and effect, and the Company is unaware of any event or condition that has occurred or exists that gives or, with notice or passage of time or both, would give any person the right to terminate any such agreement.
(r)
Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the authorization, execution, delivery or performance by the Company of this Agreement, for the offering of the Shares as contemplated by this Agreement, for the issuance, sale or delivery of the Shares and the Conversion Securities to be sold by the Company pursuant to this Agreement, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except such as have been obtained under the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations and except that no representation is made as to such as may be required under state or foreign securities laws.
(s)
Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; and except as would not, individually or in the aggregate, result in a Material Adverse Effect, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.
(t)
Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by any of them (if any) and good title to all other properties owned by any of them, in each case, free and clear of all Liens except such as (a) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (b) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all real property, buildings and other improvements, and all equipment and other property, held under lease or sublease by the Company or any of its subsidiaries is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, except for such claims which, if successfully asserted against the Company or any of its subsidiaries, would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries have good and marketable title to the portfolio of commercial real estate debt investments described in the Registration

Statement, the General Disclosure Package and the Prospectus, except for those commercial real estate debt investments that have been securitized as part of one or more of the Company’s collateralized debt obligations, have conditionally been assigned to a lender/buyer counterparty pursuant to a master repurchase agreement, in respect of which the Company has a binding and enforceable right to repurchase such debt investments from such lender/buyer counterparty, subject to and in accordance with the terms of that repurchase agreement.
(u)
1940 Act. Neither the Company nor any of its subsidiaries is, and upon the issuance and sale of the Shares herein contemplated and the receipt and application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will be, an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”)), in each case, that is required to register under the 1940 Act.
(v)
Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws to conduct the business now operated by them and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.
(w)
Absence of Registration Rights. There are no persons with (A) registration rights or other similar rights to have any securities (debt or equity) (i) registered pursuant to the Registration Statement, or (ii) included in the offering contemplated by this Agreement or (B) co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of the Shares.
(x)
Form 8-A. The Company has filed with the Commission a Form 8-A providing for the registration under the Exchange Act of the Shares.

(y)
NYSE. The Outstanding Shares and Common Stock have been approved for listing on the NYSE and the Company has applied for approval of the listing of the Shares on the NYSE, subject to official notice of issuance.
(z)
Tax Returns. The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not, individually or in the aggregate, result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.
(aa)
Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(bb)
Accounting and Disclosure Controls. The Company and its subsidiaries, on a consolidated basis, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in Registration Statement, the General Disclosure Package and the Prospectus is accurate. The Company is not aware of any material weakness in its internal controls over financial reporting. The Company and its subsidiaries, on a consolidated basis, maintain “disclosure controls and procedures” as such term is defined in Rule 13a-15 of the Exchange Act Regulations. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(cc)
Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith with which any of them is required to comply.

(dd)
Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
(ee)
Statistical and Market-Related Data. Any statistical, demographic, market-related and similar data included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and accurately reflect the materials upon which such data is based or from which it was derived.
(ff)
No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee or agent of the Company or any of its subsidiaries, in each case acting on behalf of the Company or any of its subsidiaries, is aware of or has taken, directly or indirectly, any action that has resulted or would result in a violation by any such person of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any other applicable anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company has instituted and maintains policies and procedures reasonably designed to promote and achieve compliance with the FCPA. Neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering of Shares for the purpose of funding or facilitating offering, paying, promising to pay or authorizing the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.
(gg)
Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries.
(hh)
No Conflicts with Sanction Laws. Neither the Company nor any of its subsidiaries nor any director, officer, employee nor, to the knowledge of the Company, any affiliate (as defined in Rule 405 under the Securities Act) (“Affiliates”) of the Company or any of its subsidiaries nor any agent or other person acting on behalf of the Company or any of its subsidiaries, is an individual or entity, or is owned or controlled by an individual or entity, that is (i) currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets

Control (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, the “OFAC Sanctions”), (ii) nor is located, organized or resident in a country or territory that is the subject or the target of OFAC Sanctions, including, without limitation, the Crimea, Kherson, Zaporizhzhia, Donetsk, and Luhansk regions of Ukraine, Cuba, Iran, and North Korea (each, an “OFAC Country”) (each of (i) and (ii), an “OFAC Company”); and the Company will not directly or indirectly use the proceeds of the offering and sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or Affiliate (a) to fund or facilitate any activities of or business with any OFAC Company, (b) to fund or facilitate any activities or business in any OFAC Country or (c) in any other manner that will result in a violation by any person that is a party to this Agreement (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of OFAC Sanctions. The Company and its subsidiaries have not engaged in and are not now engaged in any dealings or transactions with any OFAC Company or with any OFAC Country. There are not now and have not been any proceedings, investigations or voluntary or involuntary disclosures by or before any governmental authority involving the Company or any of its subsidiaries, or any of their respective directors, officers, agents, employees or Affiliates, relating to OFAC Sanctions, nor is any such proceeding, investigation or disclosure pending or, to the knowledge of the Company, threatened.
(ii)
ERISA Compliance. None of the following events has occurred or exists or is reasonably likely to occur: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan (as defined below) determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Company or any of its subsidiaries; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; (iv) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (v) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) of the Company and its subsidiaries compared to the amount of such obligations in the Company’s most recently completed fiscal year; (vi) any event or condition giving rise to a liability under Title IV of ERISA; or (vii) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to his, her or their employment, except in each case with respect to the events set forth in clauses (i) through (vii), as would not reasonably be expected, individually or in the aggregate with any other event set forth in clauses (i) through (vii), to result in a Material Adverse Effect. For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Company or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all members of an “affiliated service group” that together with the

Company are (A) treated as a single employer within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) or (B) under common control within the meaning of Section 4001(a)(14) of ERISA) may have any liability.
(jj)
Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Shares to be sold by the Company hereunder.
(kk)
Offering Materials. The Company has not distributed and will not distribute, directly or indirectly (other than through the Placement Agent), any “written communication” (as defined in Rule 405 under the Securities Act) or other offering materials in connection with the offering or sale of the Shares or the Conversion Securities, other than the Prospectus, any amendment or supplements to any of the foregoing that are filed with the Commission and any Issuer Permitted Free Writing Prospectus.
(ll)
No Restrictions on Dividends. No subsidiary of the Company is a party to or otherwise bound by any instrument or agreement that limits or prohibits, directly or indirectly, any subsidiary of the Company from paying any dividends or making any other distributions on its capital stock, limited or general partnership interests, limited liability company interests, or other equity interests, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Company or any other subsidiary, in each case except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not reasonably be expected to result in a Material Adverse Effect.
(mm)
Brokers. There is not a broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for the Placement Fee payable to the Placement Agent in connection with the sale of the Shares.
(nn)
Real Estate Investment Trust. Commencing with its taxable year ended December 31, 2005, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code and all applicable regulations under the Code, and its form of organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code and all applicable regulations under the Code, and the Company, after reasonable inquiry and diligence, does not know of any event that would reasonably be expected to cause the Company to fail to qualify as a REIT at any time. Each of the Company’s corporate subsidiaries that has elected, together with the Company, to be a taxable REIT subsidiary is in compliance with all requirements applicable to a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code and all applicable regulations under the Code, and the Company, after reasonable inquiry and diligence, is not aware of any fact that could negatively impact such qualification. Each of the Company’s subsidiaries that is not a “taxable REIT subsidiary” is a disregarded entity or a partnership for U.S. federal income tax purposes. Each of the Company’s subsidiaries listed on Exhibit A hereto are subsidiaries of the Company that are

“taxable REIT subsidiaries” within the meaning of Section 856(l) of the Code. The Company has no other “taxable REIT subsidiaries” as of the date hereof. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement, the General Disclosure Package and the Prospectus are true, complete and correct in all material respects and no deviation from such proposed method of operation is currently contemplated.
(oo)
Cybersecurity; Data Protection. (i) The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptant; (ii) the Company and its subsidiaries have implemented and maintained controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with the business of the Company and its subsidiaries as currently conducted, and, to the knowledge of the Company, there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same; and (iii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification; except, in the case of the foregoing clauses (i), (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(pp)
No Prior Sales. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares of Series C Preferred Stock.
(qq)
Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus, and the Prospectus, the Company (including its agents and representatives, other than the Placement Agent in their capacities as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) (each an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the documents listed on Schedule 1 hereto, or (iii) any Issuer Permitted Free Writing Prospectus or other written communications approved in writing in advance by the Placement Agent. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities

Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to the Placement Agent furnished to the Company by the Placement Agent expressly for use in such Issuer Free Writing Prospectus, which, for purposes of this Agreement, the Company and the Placement Agent hereby acknowledge and agree that such information is limited to the information set forth under the heading “Plan of Distribution” in the Prospectus.
4.
Representations and Warranties of Placement Agent. The Placement Agent represents and warrants to the Company that:
(a)
The Placement Agent is registered as a broker-dealer under applicable federal and state laws, is a member in good standing of FINRA and has met and will continue to meet all registration, licensing, financial and reporting requirements it is required to meet under applicable federal and state laws and regulations in order to provide the services the Placement Agent has agreed to provide, or that the Placement Agent contemplates that it will provide, to the Company under this Agreement, the engagement letter between the Placement Agent and the Company dated August 6, 2026 (the “Engagement Letter”) (as applicable) or otherwise in connection with the Offering.
(b)
The Placement Agent will not provide any service or engage in any activity, and it will use its commercially reasonable efforts to not permit any of its employees, agents, or representatives to provide any service or engage in any activity, whether pursuant to this Agreement or otherwise in connection with the sale of the Shares, for which it does not have in effect all registrations, licenses and approvals necessary to cause that service or activity to comply with applicable federal and state laws and regulations.
(c)
Notwithstanding anything contained in this Agreement to the contrary, the terms and conditions of the sale of the Shares as described in the Registration Statement, the General Disclosure Package and the Prospectus shall control the conduct of the sale of the Shares, and neither the Placement Agent nor any of its respective employees, agents, representatives or affiliates shall take any action in connection with the sale of the Shares contrary to those terms and conditions.
(d)
In connection with or during the course of the sale of the Shares, neither the Placement Agent nor any employee, agent, representative or affiliate of the Placement Agent will make any representation or provide any information to any Purchaser or potential Purchaser other than the representations and information contained in the Registration Statement, the General Disclosure Package or the Prospectus or other information specifically approved by the Company.
(e)
This Agreement has been duly and validly authorized, executed and delivered by the Placement Agent and, when executed by the Company, will constitute the valid and binding agreement of the Placement Agent enforceable against it in accordance with its terms, except in all cases to the extent that (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights and remedies generally or the rights of creditors or customers of registered broker-dealers whose accounts may be protected by the Securities Investor Protection Corporation; (ii) the availability of the equitable remedy of specific performance and injunctive relief is subject to the discretion of the court before which the proceedings may be brought; and (iii) the enforceability of the provisions hereof relating to indemnification may be limited by applicable federal, state or other securities laws, or the public policy underlying such laws.
(f)
The Placement Agent and its employees, agents and representatives who shall perform any of the services required hereunder to be performed by it, shall be authorized and shall have all licenses, approvals and permits necessary to perform such services, and the Placement Agent shall be a registered broker-dealer and selling agent in the jurisdictions in which the Company is relying on such registration for the offer and sale of the Shares after the date of this Agreement.
(g)
The execution and delivery of this Agreement by the Placement Agent, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the organizing documents of the Placement Agent or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any agreement, indenture or other instrument by which the Placement Agent is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order, which breach, default or violation could have a material adverse effect on the condition (financial or otherwise), operations, business, properties or assets of the Placement Agent or its ability to perform its obligations under this Agreement.
(h)
Any proceeds received by the Placement Agent to purchase Shares will be handled in accordance with applicable requirements of Rule 15c2-4 under the Exchange Act, by the prompt transmission of such proceeds to the Company as payment for the Shares. It is understood between the Company and the Placement Agent that the Placement Agent will not receive or handle any proceeds from the Purchasers in connection with the Offering.
(i)
No action or proceeding against the Placement Agent before the Securities and Exchange Commission, FINRA, any state securities commission, or any state or federal court is pending or, to the Placement Agent’s knowledge, threatened concerning the Placement Agent’s activities as a registered and licensed broker-dealer which could have a material adverse effect on the condition (financial or otherwise), operations, business, properties or assets of the Placement Agent or its ability to perform its obligations under this Agreement.
(j)
The information set forth under the heading entitled “Plan of Distribution” in the General Disclosure Package and the Prospectus is the only written information furnished to the Company by and on behalf of the Placement Agent expressly for use in connection with the preparation of the General Disclosure Package and the Prospectus, and it is correct and complete in all material respects and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
(k)
The Placement Agent will not take, and will use commercially reasonable efforts to prohibit any employee, agent, representative or affiliate of the Placement Agent from (i) taking, directly or indirectly, any action designed to cause or result in or which constitutes or would reasonably be expected to constitute stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Shares or otherwise, (ii) selling, bidding for, purchasing or paying any compensation for soliciting purchases of any of the Shares or (iii) paying or agreeing to pay any person any compensation for soliciting another to purchase any other security of the Company and the Placement Agent will, and will use commercially reasonable efforts to cause each of its employee, agent, representative or affiliate of the Placement Agent to, comply with all applicable provisions of Regulation M.
5.
Covenants of the Company. The Company covenants and agrees with the Placement Agent that:
(a)
Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Placement Agent prior to 10:00 A.M., Eastern time, on the business day next succeeding the date of this Agreement in such quantities as the Placement Agent may reasonably request.
(b)
Delivery of Copies. The Company will deliver, without charge, (i) to the Placement Agent, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to the Placement Agent (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Placement Agent may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Placement Agent a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Placement Agent.
(c)
Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Placement Agent and counsel for the Placement Agent a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Placement Agent reasonably object to within two (2) business days. At the conclusion of any such two (2) business day period, the Placement Agent shall have been deemed to have not objected to any such proposed amendment or supplement.

(d)
Notice to the Placement Agent. The Company will advise the Placement Agent promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the General Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the General Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the General Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the General Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
(e)
Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Placement Agent thereof and forthwith prepare and, subject to Section 5(c) above, file with the Commission and furnish to the Placement Agent such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the General Disclosure Package or Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the General Disclosure Package or Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the General Disclosure Package or Prospectus to comply with law, the Company will immediately notify the Placement Agent thereof and forthwith prepare and, subject to Section 5(c) above, file with the Commission (to the extent required) and furnish to the Placement Agent such amendments or supplements to the General Disclosure Package or Prospectus as may be necessary so that the statements in the General Disclosure Package and Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the General Disclosure Package or Prospectus is delivered to a purchaser, be misleading or so that the General Disclosure Package and Prospectus will comply with law.
(f)
Commission Reports. The Company will file on a timely basis with the Commission such periodic and special reports as required by the Securities Act Rules and Regulations. The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Placement Agent as soon as reasonably practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act and satisfying the provisions of Section 11(a) of the Securities Act) covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.
(g)
Listing. The Company will use its commercially reasonable efforts to effect and maintain the listing of the Shares and any Conversion Securities on the New York Stock Exchange.
(h)
Blue Sky Compliance. The Company shall take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such domestic United States or foreign jurisdictions as the Placement Agent reasonably designates or as is necessary to effect the distribution of the Shares and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation (where not otherwise required) or to execute a general consent to service of process in any jurisdiction (where not otherwise required).
(i)
Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds”. The Company shall not invest or otherwise use the proceeds received by the Company from the sale of the Shares issued and sold by the Company in the Offering in such a manner as would require the Company to register as an investment company under the 1940 Act.
(j)
No Market Stabilization or Manipulation. The Company will not take, and will use commercially reasonable efforts to prohibit any affiliate of the Company from taking, directly or indirectly, any action designed to cause or result in or which constitutes or would reasonably be expected to constitute stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and will use commercially reasonable efforts to cause each of its affiliates to, comply with all applicable provisions of Regulation M.
(k)
No Other Finders or Brokers. During the term of the Placement Agent’s engagement hereunder the Company will not (i) offer any Shares for sale to, or solicit any offers to buy from, any person or persons, whether directly or indirectly, other than through the Placement Agent, if such person or persons were introduced to the Company by the Placement Agent, or (ii) engage in any discussions with any person other than representatives of the Placement Agent for the purpose of engaging, or considering the engagement of, such person as a finder or broker in connection with the sale by the Company of the Shares covered by this Agreement.

(l)
Placement Agent Publicity. The Company agrees that upon consummation of the sale of the Shares and the filing by the Company of its Form 8-K in connection with the closing of the Offering, the Placement Agent may place “tombstone” advertisements in financial and other publications and media at its own expense describing its services to the Company hereunder.
(m)
Public Announcements. Except as otherwise required by applicable law or the rules of any governmental entity, the Company shall not, during the period commencing on the date hereof and ending on the Closing Date, issue any press release or other communication, make any written or oral statement to any media organization or publication or hold any press conference, presentation or seminar, or engage in any other publicity with respect to the Company, its financial condition, results of operations, business, properties, assets, or liabilities, or the Offering, without the prior written consent of the Placement Agent, which consent shall not be unreasonably withheld, conditioned, or delayed, except in the ordinary course of business, to comply with applicable securities laws, and in both cases, not for the purpose of soliciting any interest in the Offering. Further, the Company shall not use the name of the Placement Agent or any officer, director, employee or shareholder thereof without the express written consent, which consent shall not be unreasonably withheld, conditioned, or delayed, of such party and such person in any manner that is inconsistent with the statements made with respect to such persons in the Registration Statement, the General Disclosure Package and the Prospectus.
(n)
Reports. The Company, during the Prospectus Delivery Period, will furnish to the Placement Agent, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Placement Agent to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR).
(o)
Available Information. During a period of five years from the effective date of this Agreement, the Company will make available on EDGAR (or any successor or additional filing location required under applicable rules and regulations of the Commission) or furnish to the Placement Agent copies of all reports or other material communications (financial or other) furnished to its shareholders generally, and will deliver to the Placement Agent (A) as soon as reasonably practicable as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed, and (B) such additional information concerning the business and financial condition of the Company as the Placement Agent may from time to time reasonably request; provided, the Company will be deemed to have furnished such reports, financial statements and other information to the extent such reports, financial statements and other information is filed or furnished with the Commission and publicly available.
(p)
Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(q)
Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.
(r)
Subscription Offer Forms. All Subscription Offer Forms received by the Company will be reviewed and be either remitted back to the Purchaser or accepted within one (1) business day of the date of receipt of such Subscription Offer Form. The Company will copy the Placement Agent on all Subscription Offer Forms being remitted back to any Purchaser, as well as any correspondence between the Company and any Purchaser relating to the Offering.
(s)
Issuer Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Placement Agent, which consent shall not be unreasonably withheld, conditioned, or delayed, and the Placement Agent represents and agrees that, unless they obtain the prior consent of the Company, which consent shall not be unreasonably withheld, conditioned, or delayed, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus. Any such Issuer Free Writing Prospectus consented to by the Placement Agent and the Company is hereinafter referred to as an “Issuer Permitted Free Writing Prospectus”. The Company represents that it has treated or agrees that it will treat each Issuer Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Issuer Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping; any Issuer Permitted Free Writing Prospectus the use of which has been consented to by the Placement Agent is listed on Schedule 1 hereto. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.
(t)
Depository Trust Company. The Company shall use its reasonable best efforts to permit the Shares and any Conversion Securities to be eligible for clearance, settlement and trading in book-entry-only form through the facilities of Depository Trust Company.
(u)
Transfer Agent. The Company shall maintain, at its expense, a registrar and transfer agent for the Shares and any Conversion Securities.
(v)
Additional Acknowledgements. The Company acknowledges and agrees that:
(i)
The financial models and presentations used by the Placement Agent in performing its services hereunder have been developed by and are proprietary to the Placement Agent. The Company further acknowledges and agrees that, except as required by applicable law, it will not reproduce or distribute all or any portion of such models or presentations without the prior written consent of the Placement Agent, which consent shall not be unreasonably withheld, conditioned, or delayed.
(ii)
The Placement Agent is a full service securities firm engaged in a wide range of businesses and from time to time, in the ordinary course of its business, the Placement Agent or its affiliates may hold long or short positions and trade or otherwise effect transactions for its own account or the account of its customers in debt or equity securities or loans of the companies which may be the subject of the transactions contemplated by this Agreement. During the course of the Placement Agent’s engagement with the Company, the Placement Agent may have in its possession material, non-public information regarding other companies that could potentially be relevant to the Company or the transactions contemplated herein but which cannot be shared due to an obligation of confidence to such other companies. As in all matters involving confidential client information, information barriers exist that restrict access to such information within the Placement Agent, except on a need to know basis.
(iii)
The Placement Agent’s research analysts and research department are independent from such Placement Agent’s investment banking division and are subject to certain regulations and internal policies. The Placement Agent’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company, the transactions contemplated herein or any counterparty thereto that differ from or are inconsistent with the views or advice communicated by the Placement Agent’s investment banking divisions.
(w)
Closing. No Closing shall take place until and unless all the conditions to the Placement Agent’s obligations set forth in Section 6(b) of this Agreement are satisfied. In the event the Offering is terminated for any reason before a Closing takes place, all funds advanced by the prospective Purchasers will be promptly returned without interest.
6.
Closing Placement and Fees.
(a)
Closing.
(i)
All Purchasers subscribing for Shares through a Subscription Offer Form after the date of this Agreement shall be instructed to pay the purchase price for the Shares in accordance with the procedures described in the Subscription Offer Form.
(ii)
All Subscription Offer Forms are to be sent to the Placement Agent, and all payments shall be sent to the Company. To the extent that any Subscription Offer Forms and payments are sent to the Placement Agent, the Placement Agent shall immediately deliver to the Company all such funds received.
(iii)
The closing (the “Closing”) of the Offering and the release of the Shares against payment therefor shall take place remotely via electronic exchange of documents and signature pages, or at the office of Alston & Bird LLP, 950 F Street, NW, Washington, D.C. 20004 at 10:00 a.m., Eastern Time, on August 12, 2026, or at such other place and time on such other date as may be agreed upon by the Company and the Placement Agent (the “Closing Date”). All actions taken at the Closing shall be deemed to have occurred simultaneously. On or before the Closing Date, each Purchaser shall pay by wire transfer of immediately available funds to an account specified by the Company an amount equal to the product of

(x) the number of Shares such Purchaser has agreed to purchase pursuant to a Subscription Offer Form that has been accepted by the Company and (y) the purchase price per share as set forth on the cover page of the Prospectus. At Closing, the Company shall deliver irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”), Shares registered in the name of each Purchaser in accordance with each accepted Subscription Offer Form for which payment has been received by the Company on the Closing Date.
(b)
Conditions to Placement Agent’s Obligations. The obligations of the Placement Agent hereunder are subject to the following conditions:
(i)
Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Placement Agent.
(ii)
Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct, in all material respects, on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.
(iii)
No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the General Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Placement Agent makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Prospectus.
(iv)
Officers’ Certificate. The Placement Agent shall have received on and as of the Closing Date a certificate of the chief executive officer or chief financial officer of the Company and one additional executive officer of the Company who may be the chief executive officer or chief financial officer of the Company (A) confirming that such officers have carefully reviewed the Registration Statement, the General Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations of the Company set forth in Sections 3(b) and 3(d) hereof are true and correct, (B) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (C) to the effect set forth in Sections 6(b) (i) and (iii) above.
(v)
CFO Certificate. On the date of this Agreement and on the Closing Date, the Company shall have furnished to the Placement Agent a certificate, addressed to the Placement Agent, of its chief financial officer with respect to certain financial data contained in the Registration Statement, General Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, substantially in the form of Exhibit B hereto.
(vi)
Comfort Letters. On the date of this Agreement and on the Closing Date, both Ernst & Young LLP and PricewaterhouseCoopers LLP shall have furnished to the Placement Agent, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent, containing statements and information of the type customarily included in accountants’ “comfort letters” to Placement Agent with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus; provided, that each such letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.
(vii)
Opinion and 10b-5 Statement of Counsel for the Company. Hunton Andrews Kurth LLP, counsel for the Company, shall have furnished to the Placement Agent, at the request of the Company, their written opinion and 10b-5 statement, dated as of the Closing Date, and addressed to the Placement Agent, substantially in the form of Exhibit C hereto.
(viii)
Opinion of Womble Bond Dickinson LLP. Womble Bond Dickinson LLP, counsel to the Company, shall have furnished to the Placement Agent, at the request of the Company, their written opinion, dated as of the Closing Date, and addressed to the Placement Agent, substantially in the form of Exhibit D hereto.
(ix)
Tax Opinion of Hunton Andrews Kurth LLP. Hunton Andrews Kurth LLP, tax counsel to the Company, shall have furnished to the Placement Agent, at the request of the Company, their written opinion, dated as of the Closing Date, and addressed to the Placement Agent, substantially in the form of Exhibit E hereto.
(x)
Negative Assurance Letter. Alston & Bird LLP, counsel to the Placement Agent shall have furnished to the Placement Agent their written 10b-5 statement dated as of the Closing Date, and addressed to the Placement Agent, substantially in the form of Exhibit F hereto.
(xi)
No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Shares by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Shares by the Company.
(xii)
FINRA. FINRA shall not have raised any unresolved objection with respect to the fairness and reasonableness of the terms and arrangements relating to the issuance and sale of the Shares in the Offering.
(xiii)
Good Standing. The Placement Agent shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and, as reasonably requested, each “significant subsidiary” in its jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authority of such jurisdiction.
(xiv)
Corporation Action. The Company shall have taken all corporate action necessary in order to permit the valid execution, delivery and performance of this Agreement by the Company, including, without limitation, obtaining the approval of the Company’s board of directors for the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and thereunder and the Offering contemplated hereby.
(xv)
Additional Documents. On or prior to the Closing Date the Company shall have furnished to the Placement Agent such further certificates and documents as the Placement Agent may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

(c)
Placement Fees and Expenses.
(i)
As compensation for the Placement Agent’s services rendered hereunder, the Company will pay the Placement Agent a placement fee (the “Placement Fee”) of $0.546875 per Share for the Shares purchased by Purchasers solicited by the Placement Agent in the Offering. The Company agrees that any Placement Fee payable by the Company to the Placement Agent will be paid immediately following the Closing made by wire transfer of immediately available funds to an account designated by the Placement Agent to the Company in writing at least one (1) business day prior to the Closing.
(ii)
In addition, whether or not a sale of the Shares occurs, the Company shall, upon request and from time to time, reimburse the Placement Agent for all reasonable and documented out-of-pocket expenses actually incurred in connection with this engagement, including without limitation: legal fees (which includes fees and expenses of Placement Agent’s counsel in obtaining a no-objection letter from FINRA) not to exceed $250,000. Such expenses may include those incurred in connection with services performed pursuant to this Agreement as well as any services which may have been performed pursuant to the Engagement Letter. The provisions of this paragraph are not intended to apply to, and shall not in any way limit or impair, the indemnification sections included in or incorporated by reference into this Agreement.
7.
Termination and Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Placement Agent, as set forth in this Agreement (including Annex A) or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Placement Agent or any controlling person of any Placement Agent, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares. Notwithstanding the expiration or termination of this Agreement pursuant to Section 2(a), the Company shall remain responsible for the reimbursement of the Placement Agent’s reasonable expenses incurred within 90 days of such expiration or termination (and any unpaid Placement Fees that are owed and/or, if a closing of the Offering has occurred, that become owed as a result of any subsequent closing of the Offering) under Section 6(c) of this Agreement, and the indemnification obligations of the Company under Annex A and the provisions of this Section 7 shall survive.
8.
Indemnification. The Company hereby agrees to indemnify the Placement Agent in accordance with the indemnification provisions set forth as Annex A hereto.
9.
Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
10.
Miscellaneous.
(a)
No Fiduciaries. Nothing in this Agreement, express or implied, is intended to confer or does confer on any person or entity other than the parties hereto or their respective successors and assigns, and to the extent expressly set forth herein, the Indemnified Persons (as defined in Annex A hereto), any rights or remedies under or by reason of this Agreement or as a result of the services rendered by the Placement Agent hereunder. The parties acknowledge and agree that the Placement Agent is not acting in a fiduciary capacity with respect to the Company and that the Placement Agent is not assuming any duties or obligations other than those expressly set forth in this Agreement and those required by applicable laws and regulations. The Company further agrees that neither the Placement Agent nor any of its controlling persons, affiliates, partners, directors, officers, employees or consultants shall have any liability to the Company, or any person asserting claims on behalf of or in right of the Company for any losses, claims, damages, liabilities or expenses arising out of or relating to this Agreement or the services rendered or to be rendered by the Placement Agent hereunder except for breaches of its obligations under Section 4 of this Agreement, unless it is finally judicially determined by a court of competent jurisdiction that such losses, claims, damages, liabilities or expenses resulted from the gross negligence or willful misconduct of the Placement Agent.

(b)
Successors and Assigns. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto. Without limiting the foregoing, the benefits of Annex A shall also inure to the benefit of the other Indemnified Persons (as defined in Annex A hereto). The obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and permitted assigns. This Agreement may not be assigned by any of the parties without the prior written consent of all parties.
(c)
Governing Law and No Trial by Jury. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to any conflict of laws principles. Any dispute arising out of or relating to this Agreement must be brought in, and take place in, the federal court sitting in the Borough of Manhattan, the City of New York, which shall be a proper forum and which the Company and the Placement Agent agree has personal jurisdiction for purposes of enforcement of this Agreement. Any right to trial by jury in any action, proceeding, or counterclaim (whether based upon contract, tort or otherwise) in connection with any dispute arising out of this Agreement or any conduct in connection with, or matters contemplated by, this Agreement is hereby waived by the parties hereto.
(d)
Notices. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or faxed and confirmed as follows:

if to the Company:	ACRES Commercial Realty Corp. 390 RXR Plaza Uniondale, New York 11556 Attention: Jaclyn Jesberger Telephone: (516) 88-1662 Email: jjesberger@acrescap.com

with a copy to (which shall not constitute notice):	Hunton Andrews Kurth LLP 2200 Pennsylvania Avenue NW Washington, DC 20037 Attention: Robert Smith Telephone: (202) 955-1611 Email: RSmith@hunton.com

and if to the Placement Agent:	Seaport Global Securities LLC 360 Madison Ave. 22nd Floor New York, NY 10017 Attention: Jack Mascone Telephone: (212) 616-7748 Email: jmascone@seaportglobal.com

with a copy to (which shall not constitute notice):	Alston & Bird LLP 950 F Street, NW Washington, D.C. 20004 Attention: David A. Brown, Esq. Telephone: (202) 239-3463 Email: dave.brown@alston.com

(e)
Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.
(f)
Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile, email or other electronic delivery of a signature), each of which shall be deemed to be an original and all of which together shall be deemed to be the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the New York Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
(g)
Independent Contractor. The Placement Agent shall act as an independent contractor and nothing contained herein or otherwise shall be construed to create any partnership or joint venture between the Placement Agent and the Company.
(h)
Headings. The headings and captions of the various subdivisions of this Agreement are for convenience or reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.
(i)
Entire Agreement; Engagement Letter. This Agreement (including the schedules and exhibits hereto), together with the Engagement Letter, constitutes the entire understanding and agreement between the Company and the Placement Agent with respect to the subject matter hereof and supersedes all prior understandings or agreements between the parties with respect thereto, whether oral or written, express or implied. This Agreement, rather than the Engagement Letter, shall govern the compensation payable to the Placement Agent in respect of the Offering, but the Engagement Letter shall otherwise remain in full force and effect.
(j)
Amendments. Neither this Agreement nor any term hereof may be changed, waived or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver or termination is sought.

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